Exhibit 99.1

CUSIP No. 69121K104

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 13, 2023

CUSIP No. 69121K104

MSD Capital, L.P.		MSD Private Capital Investments, L.P.

By:	MSD Capital Management, LLC	By:	MSD Capital, L.P.
Its:	General Partner	Its:	General Partner

By:	/s/ Marc R. Lisker	By:	MSD Capital Management, LLC
Name:	Marc R. Lisker	Its:	General Partner
Title:	Manager

		By:	s/ Marc R. Lisker
Michael S. Dell		Name:	Marc R. Lisker
		Title:	Manager

By:	/s/ Marc R. Lisker
Name:	Marc R. Lisker	MSD Owl Rock Investments, LLC
Title:	Attorney-in-Fact
		By:	MSD Private Capital Investments, L.P.
		By:	MSD Capital, L.P.
		Its:	General Partner

		By:	MSD Capital Management, LLC
		Its:	General Partner

		By:	/s/ Marc R. Lisker
		Name:	Marc R. Lisker
		Title:	Manager